EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation in this Amended Registration Statement on Form 10-12G of our report dated October 25, 2013, relating to the financial statements of Three Forks, Inc. as of December 31, 2012 and those of Five JAB, Inc. for the years ended December 31, 2012 and 2011 then ended and to all references to our firm included in this Amended Registration Statement.



/s/ BF Borgers CPA PC

Certified Public Accountants
Denver, Colorado
October 25, 2013